UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 20, 2010

Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York		14624

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On May 20, 2010, Transcat, Inc. (the “Company”) issued a press release regarding its financial results for its fiscal year 2010 fourth quarter and year ended March 27, 2010.
     The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 5, 2010, the Compensation Committee of the Board of Directors of the Company approved an out-of-formula incentive cash bonus for John J. Zimmer, the Company’s Vice President of Finance and Chief Financial Officer, under the Company’s Performance Incentive Plan for the year ended March 27, 2010. The Compensation Committee’s approval of Mr. Zimmer’s adjusted incentive cash bonus, which reflects an out-of-formula increase of approximately 11.2%, was subject to the Company’s release of its financial results for the year ended March 27, 2010 provided such results were consistent with the results presented to the Compensation Committee.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Transcat, Inc. Press Release dated May 20, 2010
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.
Dated: May 21, 2010	By:	/s/ John J. Zimmer
John J. Zimmer
Vice President of Finance and Chief Financial Officer